 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2011

SIGNET JEWELERS LIMITED
(Exact name of registrant as specified in its charter)

Commission File Number:  1-32349

Bermuda	Not Applicable
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Clarendon House
2 Church Street
Hamilton
HM11
Bermuda
(Address of principal executive offices, including zip code)

441 296 5872
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 2, 2012, Signet Jewelers Limited (the “Company”) signed a deed of indemnity, substantially in the form filed as Exhibit 10.36 to the Company’s Form 10-K for the fiscal year ended January 29, 2011, in favor of Michael W. Barnes, a director and Chief Executive Officer of the Company, and Ronald Ristau, Chief Financial Officer of the Company, pursuant to which the Company has agreed to indemnify Mr. Barnes and Mr. Ristau on the same terms as the Company provides indemnification to other directors and certain officers of the Company.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of New Director.

The Company announced that H. Todd Stitzer has been appointed to the Company’s Board of Directors (the “Board”), effective January 9, 2012.  A copy of the press release announcing Mr. Stitzer’s election to the Board is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Mr. Stitzer was, until its acquisition by Kraft, Inc. in 2010, the Chief Executive Officer of Cadbury PLC, having joined that company in 1983 as Assistant General Counsel for North America, before moving into strategic planning, marketing, and sales roles.  Mr. Stitzer became President and CEO of Cadbury PLC’s wholly owned subsidiary, Dr. Pepper/7 Up. Inc., in 1997 and then of Cadbury PLC in 2003.  Mr. Stitzer is a director of publicly held Diageo PLC and of privately held Massachusetts Mutual Life Insurance Company.  He is a member of the advisory board of Hamlin Capital Management, a privately held investment advisory firm, and is also a member of the advisory committee to the board of Virgin Group Holdings Ltd., a privately held company.

The Board of Directors has determined that Mr. Stitzer is an independent director under the New York Stock Exchange listing standards.

There is no arrangement or understanding between Mr. Stitzer and any other persons pursuant to which he was appointed as a director of the Company and there have been no related party transactions involving Mr. Stitzer and the Company.

Mr. Stitzer has entered into a letter of appointment of independent director and a deed of indemnity for directors and certain other persons substantially in the respective forms filed as Exhibits 10.35 and 10.36 to the Company’s Form 10-K for the fiscal year ended January 29, 2011, which outline the terms of a director’s appointment to the Board and provide for indemnification coverage for a director.

The Company also announced that Sir Malcolm Williamson, the Company’s current non-executive Chairman, will not stand for re-election at the annual general meeting of shareholders to be held in 2012 (the “2012 AGM”).  The Board has agreed to appoint Mr.

Stitzer to serve as the Company’s non-executive Chairman, effective following the conclusion of the 2012 AGM, subject to Mr. Stitzer’s election as a director of the Company at the 2012 AGM.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits

99.1                      Press Release of Signet Jewelers Limited, dated December 6, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNET JEWELERS LIMITED
Date: December 6, 2011

	By:	/s/ Mark A. Jenkins
	Name:	Mark A. Jenkins
	Title:	Group Company Secretary

EXHIBIT INDEX

99.1.             Press Release of Signet Jewelers Limited, dated December 6, 2011.